Exhibit 10.1

February 1, 2013

Via Email
Randy N. McCullough
Chief Executive Officer
Charles & Colvard, Ltd.
300 Perimeter Park, Suite A
Morrisville, North Carolina 27560

Dear Randy:

This document serves as an amendment to the Letter Agreement between the parties dated March 22, 2010 (“Letter Agreement”).  Except as expressly set forth in the Letter Agreement, as modified herein, the supply and purchase of SiC Materials will be governed in all respects by the terms and conditions of the parties’ Amended and Restated Exclusive Supply Agreement dated June 6, 1997 (the “Supply Agreement,” as amended).  Capitalized terms used herein that are not defined shall have the meanings specified in the Letter Agreement or the Supply Agreement, as the case may be.

Pursuant to C&C’s recent verbal request for the supply of newly-manufactured SiC Materials on an expedited basis (that is, earlier than the lead time prescribed under the Letter Agreement), Cree agrees to use its best efforts to satisfy such need for SiC Materials on the terms provided herein:

1)	Timeline for the Reestablishment of Manufacturing Capability, Production of Sample Material and Fulfillment of Initial New Order.

(a)       By way of background, under the terms of the Letter Agreement, the parties agreed that a lead time of [****] months for the fulfillment of each New Order for SiC Materials was reasonable, based upon the time required for Cree to reestablish its manufacturing capability.  The parties further agreed that once [****], the lead time required for subsequent orders could be reduced by Cree in its discretion.

(b)       Notwithstanding the foregoing agreements and understandings, upon its receipt of an initial New Order consisting of SiC Materials requirements amounting to no less than $4 million to be delivered by [****], Cree will use best efforts to reestablish the necessary manufacturing capability and begin producing a limited quantity of sample material as soon as reasonably possible, with the goal of submitting such sample material to C&C for review within [****] from the date of Cree’s receipt of such order.

(c)       C&C acknowledges and agrees that in no event will Cree commence the mass manufacture of SiC Materials in fulfillment of the volume of SiC Materials required under the initial New Order until such sample material demonstrates to the reasonable satisfaction of the parties that such materials satisfy the specifications agreed to herein in all material respects. Upon receipt of the sample material, C&C will promptly verify whether the sample material meets the applicable specifications. Following confirmation from C&C, Cree will ramp up production and will commence weekly deliveries as SiC Materials meeting the specifications are produced until the total initial New Order quantity is produced and delivered. C&C agrees to accept such deliveries when made notwithstanding the due date set forth in the initial New Order. It is anticipated that with both parties acting reasonably, the requested volume of SiC Materials set forth under the initial New Order will be delivered no later than [****].

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been separately filed with the Commission.

2)
New Order Requirements.  In recognition of the redeployment of personnel and capital expenditure necessary to reestablish the manufacturing capability to fulfill the requirements under the initial New Order, C&C agrees to (a) issue a non-cancellable New Order for the supply of SiC Materials to be delivered in the [****] quarter of [****] upon delivery of $[****] of SiC Materials pursuant to the initial New Order; and (b) issue non-cancellable New Orders for SiC Materials for delivery in each consecutive calendar quarter thereafter during the remainder of the term of the Supply Agreement.  The minimum order quantity for each New Order after the initial New Order shall be [****] kilograms for delivery in the [****] quarter of [****], [****] kilograms for delivery in the [****] quarter of [****], [****] kilograms for delivery in [****] quarter of [****], and [****] kilograms for delivery in the [****] quarters of [****] and for each quarter shall request weekly delivery in nearly equal quantities per week.

3)
Specifications.  Notwithstanding anything to the contrary in the Supply Agreement, Cree agrees to provide C&C with crystals of a quality and grade that is similar in all materials respects with the requirements set forth under Attachment A of the Letter Agreement.  The parties acknowledge and agree that any changes to the foregoing specifications must be mutually agreed upon by the parties in writing and could impact Cree’s manufacturing process, leading to changes in the price or delivery of SiC Materials hereunder.

4)
Price.  $[****]/gram for grade 10; $[****]/gram for grade 20.  The parties agree that the foregoing pricing shall be subject to change from time to time based upon improvements made by Cree to the specifications of the SiC Materials.

5)	Exclusivity. Exclusivity shall remain in effect as provided in the Supply Agreement.

The contents of this amendment to the Letter Agreement shall be considered “Confidential Information” of each party subject to the provisions of Section 5 of the Supply Agreement.  No amendment or modification of this amendment shall be effective unless reduced to writing and executed by an officer of each party hereto.

If the foregoing terms and conditions meet with your approval, please execute this document where indicated below and return a signed copy to my attention via fax at (919) [****] or via email at [****].

[****] Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission.  Omitted portions have been separately filed with the Commission.

Regards,                                                                       AGREED AND ACCEPTED BY:
                           CHARLES & COLVARD, LTD.

/s/ David T. Emerson                                                                   By /s/ Randy N. McCullough
David T. Emerson                                                                        Name  Randy N. McCullough
Vice President – Chips and Materials                                      Title    Chief Executive Officer
                                                                                                        Date   2/8/13